Exhibit 10.283

FOR RECORDER’S USE ONLY

MORTGAGE

A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE.

A POWER OF SALE MAY ALLOW THE MORTGAGEE TO TAKE THE MORTGAGED

PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION

UPON DEFAULT BY THE MORTGAGOR UNDER THIS MORTGAGE.

MAXIMUM LIEN. The lien of this Mortgage shall not exceed at any one time $1,836,798.15.

THIS MORTGAGE dated December 31, 2012, is made and executed between NORTHWEST PROPERTY HOLDINGS, LLC, whose address is 3050 PEACHTREE ROAD NW, SUITE 355, ATLANTA, GA 30305; A GEORGIA LIMITED LIABILITY COMPANY            (referred to below as “Grantor”) and FIRST COMMERCIAL BANK, whose address is 303 W MARKET, P. O. BOX 574, DEXTER, MO 63841 (referred to below as “Lender”).

GRANT OF MORTGAGE. For valuable consideration, Grantor mortgages and conveys to Lender all of Grantor’s right, title, and interest in and to the following described real property, together with all existing or subsequently erected or affixed buildings, improvements and fixtures; all easements, rights of way, and appurtenances; all water, water rights, watercourses and ditch rights (including stock in utilities with ditch or irrigation rights); and all other rights, royalties, and profits relating to the real property, including without limitation all minerals, oil, gas, geothermal and similar matters, (the “Real Property”) located in OKLAHOMA County, State of Oklahoma:

See EXHIBIT A, which is attached to this Mortgage and made a part of this Mortgage as if fully set forth herein.

The Real Property or its address is commonly known as 2801 NORTHWEST 61 ST, OKLAHOMA CITY, OK 73122.

Grantor also grants to Lender a Uniform Commercial Code security interest in the Personal Property as defined below.

Loan No: 4536754

ASSIGNMENT OF RENTS.   In addition to the mortgaging of the Real Property to Lender, if Grantor’s loan does not constitute a consumer loan as defined in 14A O.S. Section 3-104 and is not made primarily for an agricultural purpose as defined in 14A O.S. Section 1-301(4) to a natural person or to a farm or ranching business corporation as defined in 18 O.S. Section 951, Grantor hereby grants to Lender as additional security for the Indebtedness secured by this Mortgage and empowers Lender to collect all Rents (as defined below) from the Property. This grant is known as an “Assignment of Rents,” but is sometimes technically denominated as a pledge since the assignment is conditional and not absolute. This Assignment of Rents is conditioned upon the occurrence of an Event of Default under this Mortgage and becomes effective thereafter, whether or not proceedings have been instituted to foreclose this Mortgage by judicial foreclosure or power of sale upon the earliest of:

(a) Lender taking possession of the Property, and Grantor agrees that upon default Lender or its agent shall have the right to take possession of the Property, collect the Rents, and apply the proceeds to the Indebtedness;

(b) the appointment of a receiver for the Property, and Grantor recognizes that upon the occurrence of an Event of Default under this Mortgage, a court may grant specific performance of Grantor’s agreement that Lender will have the right to take possession of the Property by appointment of a receiver in accordance with 12 O.S. Section 1551 (Sixth), which authorizes appointment in all other cases where receivers have been appointed by the usages of the courts of equity, and may also appoint a receiver upon the other grounds for appointment of a receiver set forth in 12 O.S. Section 1551 (Second); or

(c) Lender giving Grantor and any lessees of the Property written notice to pay Rents due after a specified date to Lender, and Grantor recognizes that consistent with 46 O.S. Section 4 when the Lender receives Rents after written notice and does not also enter into physical possession of the Property and exercise exclusive operating control, Lender shall not be deemed to be a “mortgagee in possession,” but will account to Grantor regarding Rents actually collected.

Grantor also recognizes that Lender may as part of this Assignment of Rents extend or renew or enter into new leases for periods and payments consistent with the terms and payments customary for leases of the Property. If Lender sends written notice to a lessee obligated to pay under any lease on the Property requesting lessee to direct all Rents payable under the lease to Lender, this Assignment of Rents, when it is effective, shall transfer to Lender the lessee’s obligation to pay Grantor the Rents, and Grantor and all lessees agree that no modification or termination or renewal of a lease prior to or subsequent to that time or advance payment and collection of Rents will be effective against Lender unless Lender consents in writing. If any lessee obligated to pay Lender does not do so, Lender shall have available all remedies to collect the Rents, including without limitation those available to a lessor upon a lessee’s failure to perform under a lease. If Grantor occupies the Property, Grantor also agrees to pay to Lender a reasonable rental for the use and occupancy of the Property if after default Lender makes a demand for such payment in writing.

Grantor agrees that this Assignment of Rents will be considered as separate and independent from the Mortgage to the extent that the Assignment of Rents shall continue in effect in favor of the purchaser of the Property upon foreclosure with respect to leases that are not terminated by foreclosure or, at the election of Lender made known before any sale upon foreclosure is concluded, shall continue in effect in favor of Lender with respect to leases that are not terminated by foreclosure until any deficiency owed Lender after foreclosure is satisfied by payments under the leases, at which time further due payments shall accrue to the purchaser of the Property or to the purchaser’s assigns.

THIS MORTGAGE, INCLUDING THE ASSIGNMENT OF RENTS AND THE SECURITY INTEREST IN THE PERSONAL PROPERTY, IS GIVEN TO SECURE (A) PAYMENT OF THE INDEBTEDNESS AND (B)

PERFORMANCE OF ANY AND ALL OBLIGATIONS UNDER THE NOTE, THE RELATED DOCUMENTS. AND THIS MORTGAGE. THIS MORTGAGE IS GIVEN AND ACCEPTED ON THE FOLLOWING TERMS:

PAYMENT AND PERFORMANCE.   Except as otherwise provided in this Mortgage, Grantor shall pay to Lender all amounts secured by this Mortgage as they become due and shall strictly perform all of Grantor’s obligations under this Mortgage.

POSSESSION AND MAINTENANCE OF THE PROPERTY.   Grantor agrees that Grantor’s possession and use of the Property shall be governed by the following provisions:

Duty to Maintain.   Grantor shall maintain the Property in tenantable condition and promptly perform all repairs, replacements, and maintenance necessary to preserve its value.

Compliance With Environmental Laws.   Grantor represents and warrants to Lender that: (1) During the period of Grantor’s ownership of the Property, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance by any person on, under, about or from the Property; (2) Grantor has no knowledge of, or reason to believe that there has been, except as previously disclosed to and acknowledged by Lender in writing, (a) any breach or violation of any Environmental Laws, (b) any use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance on, under, about or from the Property by any prior owners or occupants of the Property, or (c) any actual or threatened litigation or claims of any kind by any person relating to such matters; and (3) Except as previously disclosed to and acknowledged by Lender in writing, (a) neither Grantor nor any tenant, contractor, agent or other authorized user of the Property shall use, generate, manufacture, store, treat, dispose of or release any Hazardous Substance on, under, about or from the Property; and (b) any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations and ordinances, including without limitation all Environmental Laws. Grantor authorizes Lender and its agents to enter upon the Property to make such inspections and tests, at Grantor’s expense, as Lender may deem appropriate to determine compliance of the Property with this section of the Mortgage. Any inspections or tests made by Lender shall be for Lender’s purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Grantor or to any other person. The representations and warranties contained herein are based on Grantor’s due diligence in investigating the Property for Hazardous Substances. Grantor hereby (1) releases and waives any future claims against Lender for indemnity or contribution in the event Grantor becomes liable for cleanup or other costs under any such laws; and (2) agrees to indemnify, defend, and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Mortgage or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release occurring prior to Grantor’s ownership or interest in the Property, whether or not the same was or should have been known to Grantor. The provisions of this section of the Mortgage, including the obligation to indemnify and defend, shall survive the payment of the Indebtedness and the satisfaction and reconveyance of the lien of this Mortgage and shall not be affected by Lender’s acquisition of any interest in the Property, whether by foreclosure or otherwise.

Nuisance, Waste.   Grantor shall not cause, conduct or permit any nuisance nor commit, permit, or suffer any stripping of or waste on or to the Property or any portion of the Property. Without limiting the generality of the foregoing, Grantor will not remove, or grant to any other party the right to remove, any timber, minerals (including oil and gas), coal, clay, scoria, soil, gravel or rock products without Lender’s prior written consent. This restriction will not apply to rights and easements (such as gas and oil) not owned by Grantor and of which Grantor has informed Lender in writing prior to Grantor’s signing of this

Mortgage.

Removal of Improvements.   Grantor shall not demolish or remove any Improvements from the Real Property without Lender’s prior written consent. As a condition to the removal of any Improvements, Lender may require Grantor to make arrangements satisfactory to Lender to replace such Improvements with Improvements of at least equal value.

Lender’s Right to Enter.   Lender and Lender’s agents and representatives may enter upon the Real Property at all reasonable times to attend to Lender’s interests and to inspect the Real Property for purposes of Grantor’s compliance with the terms and conditions of this Mortgage.

Compliance with Governmental Requirements.   Grantor shall promptly comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the use or occupancy of the Property, including without limitation, the Americans With Disabilities Act. Grantor may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Grantor has notified Lender in writing prior to doing so and so long as, in Lender’s sole opinion, Lender’s interests in the Property are not jeopardized. Lender may require Grantor to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lender’s interest.

Duty to Protect.   Grantor agrees neither to abandon or leave unattended the Property. Grantor shall do all other acts, in addition to those acts set forth above in this section, which from the character and use of the Property are reasonably necessary to protect and preserve the Property.

DUE ON SALE - CONSENT BY LENDER.   Lender may, at Lender’s option, declare immediately due and payable all sums secured by this Mortgage upon the sale or transfer, without Lender’s prior written consent, of all or any part of the Real Property, or any interest in the Real Property. A “sale or transfer” means the conveyance of Real Property or any right, title or interest in the Real Property; whether legal, beneficial or equitable; whether voluntary or involuntary; whether by outright sale, deed, installment sale contract, land contract, contract for deed, leasehold interest with a term greater than three (3) years, lease-option contract, or by sale, assignment, or transfer of any beneficial interest in or to any land trust holding title to the Real Property, or by any other method of conveyance of an interest in the Real Property. If any Grantor is a corporation, partnership or limited liability company, transfer also includes any change in ownership of more than twenty-five percent (25%) of the voting stock, partnership interests or limited liability company interests, as the case may be, of such Grantor. However, this option shall not be exercised by Lender if such exercise is prohibited by federal law or by Oklahoma law.

TAXES AND LIENS.   The following provisions relating to the taxes and liens on the Property are part of this Mortgage:

Payment.   Grantor shall pay when due (and in all events prior to delinquency) all taxes, payroll taxes, special taxes, assessments, water charges and sewer service charges levied against or on account of the Property, and shall pay when due all claims for work done on or for services rendered or material furnished to the Property. Grantor shall maintain the Property free of any liens having priority over or equal to the interest of Lender under this Mortgage, except for those liens specifically agreed to in writing by Lender, and except for the lien of taxes and assessments not due as further specified in the Right to Contest paragraph.

Evidence of Payment.   Grantor shall upon demand furnish to Lender satisfactory evidence of payment of the taxes or assessments and shall authorize the appropriate governmental official to deliver to Lender at any time a written statement of the taxes and assessments against the Property.

Notice of Construction.   Grantor shall notify Lender at least fifteen (15) days before any work is commenced, any services are furnished, or any materials are supplied to the Property, if any mechanic’s lien, materialmen’s lien, or other lien could be asserted on account of the work, services, or materials. Grantor will upon request of Lender furnish to Lender advance assurances satisfactory to Lender that Grantor can and will pay the cost of such improvements.

PROPERTY DAMAGE INSURANCE.   The following provisions relating to insuring the Property are a part of this Mortgage:

Maintenance of Insurance.   Grantor shall procure and maintain policies of fire insurance with standard extended coverage endorsements on a replacement basis for the full insurable value covering all Improvements on the Real Property in an amount sufficient to avoid application of any coinsurance clause, and with a standard mortgagee clause in favor of Lender. Grantor shall also procure and maintain comprehensive general liability insurance in such coverage amounts as Lender may request with Lender being named as additional insureds in such liability insurance policies. Additionally, Grantor shall maintain such other insurance, including but not limited to hazard, business interruption and boiler insurance as Lender may require. Policies shall be written by such insurance companies and in such form as may be reasonably acceptable to Lender. Grantor shall deliver to Lender certificates of coverage from each insurer containing a stipulation that coverage will not be cancelled or diminished without a minimum of ten (10) days’ prior written notice to Lender and not containing any disclaimer of the insurer’s liability for failure to give such notice. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Grantor or any other person. Should the Real Property be located in an area designated by the Director of the Federal Emergency Management Agency as a special flood hazard area, Grantor agrees to obtain and maintain Federal Flood Insurance, if available, within 45 days after notice is given by Lender that the Property is located in a special flood hazard area, for the full unpaid principal balance of the loan and any prior liens on the property securing the loan, up to the maximum policy limits set under the National Flood Insurance Program, or as otherwise required by Lender, and to maintain such insurance for the term of the loan.

Application of Proceeds.   Grantor shall promptly notify Lender of any loss or damage to the Property. Lender may make proof of loss if Grantor fails to do so within fifteen (15) days of the casualty. Whether or not Lender’s security is impaired, Lender may, at Lender’s election, receive and retain the proceeds of any insurance and apply the proceeds to the reduction of the Indebtedness, payment of any lien affecting the Property, or the restoration and repair of the Property. If Lender elects to apply the proceeds to restoration and repair, Grantor shall repair or replace the damaged or destroyed Improvements in a manner satisfactory to Lender. Lender shall, upon satisfactory proof of such expenditure, pay or reimburse Grantor from the proceeds for the reasonable cost of repair or restoration if Grantor is not in default under this Mortgage. Any proceeds which have not been disbursed within 180 days after their receipt and which Lender has not committed to the repair or restoration of the Property shall be used first to pay any amount owing to Lender under this Mortgage, then to pay accrued interest, and the remainder, if any, shall be applied to the principal balance of the Indebtedness. If Lender holds any proceeds after payment in full of the Indebtedness, such proceeds shall be paid to Grantor as Grantor’s interests may appear. If all or part of the Property is damaged or destroyed by a third party and sums are due from that party or its insurer as a result, whether due to judgment, settlement or other process, these sums shall be applied in the same manner as insurance proceeds under this paragraph.

Grantor’s Report on Insurance.   Upon request of Lender, however not more than once a year, Grantor shall furnish to Lender a report on each existing policy of insurance showing: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the property insured, the then current replacement value of such property, and the manner of determining that value; and (5) the expiration date of the policy. Grantor shall, upon request of Lender, have an independent appraiser satisfactory to Lender determine the cash value replacement cost of the Property.

LENDER’S EXPENDITURES.   If any action or proceeding is commenced that would materially affect Lender’s interest in the Property or if Grantor fails to comply with any provision of this Mortgage or any Related Documents, including but not limited to Grantor’s failure to discharge or pay when due any amounts Grantor is required to discharge or pay under this Mortgage or any Related Documents, Lender on Grantor’s behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or placed on the Property and paying all costs for insuring, maintaining and preserving the Property. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Grantor. All such expenses will become a part of the Indebtedness and, at Lender’s option, will (A) be payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or (C) be treated as a balloon payment which will be due and payable at the Note’s maturity. The Mortgage also will secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon Default. If Lender is required by law to give Grantor notice before or after Lender makes an expenditure, Grantor agrees that notice sent by regular mail at least five (5) days before the expenditure is made or notice delivered two (2) days before the expenditure is made is sufficient, and that notice within sixty (60) days after the expenditure is made is reasonable.

WARRANTY; DEFENSE OF TITLE.   The following provisions relating to ownership of the Property are a part of this Mortgage:

Title. Grantor warrants that:   (a) Grantor holds good and marketable title of record to the Property in fee simple, free and clear of all liens and encumbrances other than those set forth in the Real Property description or in any title insurance policy, title report, or final title opinion issued in favor of, and accepted by, Lender in connection with this Mortgage, and (b) Grantor has the full right, power, and authority to execute and deliver this Mortgage to Lender.

Defense of Title.   Subject to the exception in the paragraph above, Grantor warrants and will forever defend the title to the Property against the lawful claims of all persons. In the event any action or proceeding is commenced that questions Grantor’s title or the interest of Lender under this Mortgage, Grantor shall defend the action at Grantor’s expense. Grantor may be the nominal party in such proceeding, but Lender shall be entitled to participate in the proceeding and to be represented in the proceeding by counsel of Lender’s own choice, and Grantor will deliver, or cause to be delivered, to Lender such instruments as Lender may request from time to time to permit such participation.

Compliance With Laws.   Grantor warrants that the Property and Grantor’s use of the Property complies with all existing applicable laws, ordinances, and regulations of governmental authorities.

Survival of Representations and Warranties.   All representations, warranties, and agreements made by Grantor in this Mortgage shall survive the execution and delivery of this Mortgage, shall be continuing in nature, and shall remain in full force and effect until such time as Grantor’s Indebtedness shall be paid in full.

CONDEMNATION.   The following provisions relating to condemnation proceedings are a part of this Mortgage:

Proceedings.   If any proceeding in condemnation is filed, Grantor shall promptly notify Lender in writing,

and Grantor shall promptly take such steps as may be necessary to defend the action and obtain the award. Grantor may be the nominal party in such proceeding, but Lender shall be entitled to participate in the proceeding and to be represented in the proceeding by counsel of its own choice, and Grantor will deliver or cause to be delivered to Lender such instruments and documentation as may be requested by Lender from time to time to permit such participation.

Application of Net Proceeds.   If all or any part of the Property is condemned by eminent domain proceedings or by any proceeding or purchase in lieu of condemnation, Lender may at its election require that all or any portion of the net proceeds of the award be applied to the Indebtedness or the repair or restoration of the Property. The net proceeds of the award shall mean the award after payment of all reasonable costs, expenses, and attorneys’ fees incurred by Lender in connection with the condemnation.

IMPOSITION OF TAXES, FEES AND CHARGES BY GOVERNMENTAL AUTHORITIES.   The following provisions relating to governmental taxes, fees and charges are a part of this Mortgage:

Current Taxes, Fees and Charges.   Upon request by Lender, Grantor shall execute such documents in addition to this Mortgage and take whatever other action is requested by Lender to perfect and continue Lender’s lien on the Real Property. Grantor shall reimburse Lender for all taxes, as described below, together with all expenses incurred in recording, perfecting or continuing this Mortgage, including without limitation all taxes, fees, documentary stamps, and other charges for recording or registering this Mortgage.

Taxes.   The following shall constitute taxes to which this section applies: (1) a specific tax upon this type of Mortgage or upon all or any part of the Indebtedness secured by this Mortgage; (2) a specific tax on Grantor which Grantor is authorized or required to deduct from payments on the Indebtedness secured by this type of Mortgage; (3) a tax on this type of Mortgage chargeable against the Lender or the holder of the Note; and (4) a specific tax on all or any portion of the Indebtedness or on payments of principal and interest made by Grantor.

Subsequent Taxes.   If any tax to which this section applies is enacted subsequent to the date of this Mortgage, this event shall have the same effect as an Event of Default, and Lender may exercise any or all of its available remedies for an Event of Default as provided below unless Grantor either (1) pays the tax before it becomes delinquent, or (2) contests the tax as provided above in the Taxes and Liens section and deposits with Lender cash or a sufficient corporate surety bond or other security satisfactory to Lender.

SECURITY AGREEMENT; FINANCING STATEMENTS.   The following provisions relating to this Mortgage as a security agreement are a part of this Mortgage:

Security Agreement.   This instrument shall constitute a Security Agreement to the extent any of the Property constitutes fixtures, and Lender shall have all of the rights of a secured party under the Uniform Commercial Code as amended from time to time.

Security Interest.   Upon request by Lender, Grantor shall take whatever action is requested by Lender to perfect and continue Lender’s security interest in the Rents and Personal Property. In addition to recording this Mortgage in the real property records. Lender may, at any time and without further authorization from Grantor, file executed counterparts, copies or reproductions of this Mortgage as a financing statement. Grantor shall reimburse Lender for all expenses incurred in perfecting or continuing this security interest. Upon default, Grantor shall not remove, sever or detach the Personal Property from the Property. Upon default, Grantor shall assemble any Personal Property not affixed to the Property in a manner and at a place reasonably convenient to Grantor and Lender and make it available to Lender within three (3) days after receipt of written demand from Lender to the extent permitted by applicable law.

Addresses.   The mailing addresses of Grantor (debtor) and Lender (secured party) from which information concerning the security interest granted by this Mortgage may be obtained (each as required by the Uniform Commercial Code) are as stated on the first page of this Mortgage.

FURTHER ASSURANCES; ATTORNEY-IN-FACT.   The following provisions relating to further assurances and attorney-in-fact are a part of this Mortgage:

Further Assurances.   At any time, and from time to time, upon request of Lender, Grantor will make, execute and deliver, or will cause to be made, executed or delivered, to Lender or to Lender’s designee, and when requested by Lender, cause to be filed, recorded, refiled, or rerecorded, as the case may be, at such times and in such offices and places as Lender may deem appropriate, any and all such mortgages, deeds of trust, security deeds, security agreements, financing statements, continuation statements, instruments of further assurance, certificates, and other documents as may, in the sole opinion of Lender, be necessary or desirable in order to effectuate, complete, perfect, continue, or preserve (1) Grantor’s obligations under the Note, this Mortgage, and the Related Documents, and (2) the liens and security interests created by this Mortgage as first and prior liens on the Property, whether now owned or hereafter acquired by Grantor. Unless prohibited by law or Lender agrees to the contrary in writing, Grantor shall reimburse Lender for all costs and expenses incurred in connection with the matters referred to in this paragraph.

Attorney-in-Fact.   If Grantor fails to do any of the things referred to in the preceding paragraph, Lender may do so for and in the name of Grantor and at Grantor’s expense. For such purposes, Grantor hereby irrevocably appoints Lender as Grantor’s attorney-in-fact for the purpose of making, executing, delivering, filing, recording, and doing all other things as may be necessary or desirable, in Lender’s sole opinion, to accomplish the matters referred to in the preceding paragraph.

FULL PERFORMANCE.   If Grantor pays all the Indebtedness when due, and otherwise performs all the obligations imposed upon Grantor under this Mortgage, Lender shall execute and deliver to Grantor a suitable satisfaction of this Mortgage and suitable statements of termination of any financing statement on file evidencing Lender’s security interest in the Rents and the Personal Property. Grantor will pay, if permitted by applicable law, any reasonable termination fee as determined by Lender from time to time.

EVENTS OF DEFAULT.   Each of the following, at Lender’s option, shall constitute an Event of Default under this Mortgage:

Payment Default.   Grantor fails to make any payment when due under the Indebtedness.

Default on Other Payments.   Failure of Grantor within the time required by this Mortgage to make any payment for taxes or insurance, or any other payment necessary to prevent filing of or to effect discharge of any lien.

Other Defaults.   Grantor fails to comply with or to perform any other term, obligation, covenant or condition contained in this Mortgage or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Grantor.

Condemnation, Casualty.   The taking by rights of eminent domain of all or any portion of the Property or the damage or destruction by an uninsured casualty of the Property.

False Statements.   Any warranty, representation or statement made or furnished to Lender by Grantor or on Grantor’s behalf under this Mortgage or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Defective Collateralization.   This Mortgage or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason.

Death or Insolvency.   The dissolution of Grantor’s (regardless of whether election to continue is made), any member withdraws from the limited liability company, or any other termination of Grantor’s existence as a going business or the death of any member, the insolvency of Grantor, the appointment of a receiver for any part of Grantor’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Grantor.

Creditor or Forfeiture Proceedings.   Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Grantor or by any governmental agency against any property securing the Indebtedness. This includes a garnishment of any of Grantor’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Grantor as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Grantor gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Breach of Other Agreement.   Any breach by Grantor under the terms of any other agreement between Grantor and Lender that is not remedied within any grace period provided therein, including without limitation any agreement concerning any indebtedness or other obligation of Grantor to Lender, whether existing now or later.

Events Affecting Guarantor.   Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness.

Adverse Change.   A material adverse change occurs in Grantor’s financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

Insecurity.   Lender in good faith believes itself insecure.

Right to Cure.   If any default, other than a default in payment is curable and if Grantor has not been given a notice of a breach of the same provision of this Mortgage within the preceding twelve (12) months, it may be cured if Grantor, after Lender sends written notice to Grantor demanding cure of such default: (1) cures the default within twenty (20) days; or (2) if the cure requires more than twenty (20) days, immediately initiates steps which Lender deems in Lender’s sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

RIGHTS AND REMEDIES ON DEFAULT.   Upon the occurrence of an Event of Default and at any time thereafter, Lender, at Lender’s option, may exercise any one or more of the following rights and remedies, in addition to any other rights or remedies provided by law:

Accelerate Indebtedness.   Lender shall have the right at its option without notice to Grantor to declare the entire Indebtedness immediately due and payable, including any prepayment penalty that Grantor would be required to pay.

UCC Remedies.   With respect to all or any part of the Personal Property, Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code.

Collect Rents.   Lender shall have the right, without notice to Grantor, to take possession of the Property and collect the Rents, including amounts past due and unpaid, and apply the net proceeds, over and above Lender’s costs, against the Indebtedness. In furtherance of this right, Lender may require any tenant or other user of the Property to make payments of rent or use fees directly to Lender. If the Rents are collected by Lender, then Grantor irrevocably designates Lender as Grantor’s attorney-in-fact to endorse instruments received in payment thereof in the name of Grantor and to negotiate the same and collect the proceeds. Payments by tenants or other users to Lender in response to Lender’s demand shall satisfy the obligations for which the payments are made, whether or not any proper grounds for the demand existed. Lender may exercise its rights under this subparagraph either in person, by agent, or through a receiver.

Appoint Receiver.   In any action by Lender for the foreclosure of this Mortgage, whether by judicial foreclosure or power of sale, Lender shall be entitled to the appointment of a receiver upon any failure of Grantor to comply with any term, obligation, covenant, or condition contained in this Mortgage, the Note, or any Related Documents.

Judicial Foreclosure.   Lender may obtain a judicial decree foreclosing Grantor’s interest in all or any part of the Property.

Power of Sale.(1)   Lender, as an alternative remedy, may elect to foreclose by power of sale, and Grantor authorizes Lender, or Lender’s attorney, and grants to Lender, or Lender’s attorney, the power (a) to sell and to convey the Property to a purchaser and the purchaser’s heirs or assigns, forever, and (b) to foreclose Grantor’s rights and the rights of all persons who took an interest in the Property subject to this Mortgage.(2) This right to foreclose and to sell and convey the Property which Grantor has given Lender by contract is called the “power of sale” and may, at the option of Lender, be utilized in lieu of the procedure authorized by law for acceleration and foreclosure by judicial process. The power of sale means that in accordance with applicable Oklahoma law with respect to notice to Grantor and other persons, Grantor’s interest and the other persons’ interests in the Property can be sold by Lender at public sale and that the proceeds can be applied to pay the accelerated debt evidenced by the Note and any other Indebtedness secured by this Mortgage without Lender having to go to court in a foreclosure action.(3) However, under the power of sale, before Lender, after an Event of Default, declares all sums secured by this Mortgage immediately due and payable irrespective of any maturity date specified in the Note or in this Mortgage, Lender must give Grantor written notice of intention to foreclose by power of sale, which notice informs Grantor how Grantor has failed to perform under this Mortgage and what Grantor must do to cure the failure.(4) Grantor will have the right for thirty-five (35) days from the date notice is sent, or for any other period provided by law, to cure the failure by paying money or otherwise providing the performance due, unless Grantor previously has been in default more than the number of times specified by statute within the previous two (2) years, in which case (a) Lender is entitled immediately to accelerate the sums secured by this Mortgage and to proceed with the power of sale, and (b) Lender is not required to send a notice of intention of foreclosure with any right to cure. If Grantor cures the default or if Lender accepts a partial performance and a promise to complete performance later, Lender may not require immediate payment in full by acceleration. Grantor understands cure of a default or Lender’s acceptance of partial cure and a promise to complete performance later does not affect or compromise Lender’s rights if there is again a default. If Lender so requests, Grantor agrees to sign and return a form stating (a) when Grantor received the notice specified in this paragraph, (b) whether the Property is homestead property, and (c) if so, whether Grantor will elect judicial foreclosure or elect against a deficiency. Grantor understands that Grantor may, but need not, waive a right to cure in any such receipt form if requested by Lender.(5) In any effort to collect the amounts secured by this Mortgage, whether or not involving foreclosure and sale by power of sale, Lender will have the right to collect all costs allowed by law, and Grantor agrees to pay to the extent permitted by law Lender’s legal expenses.

Deficiency Judgment.   If permitted by applicable law, Lender may obtain a judgment for any deficiency remaining in the Indebtedness due to Lender after application of all amounts received from the exercise of the rights provided in this section.

Appraisement.   Lender, at Lender’s option, may waive or not waive appraisement of the Property at the time judgment is rendered in any judicial foreclosure of the Property or at any time prior to such foreclosure.

Other Remedies.   Lender shall have all other rights and remedies provided in this Mortgage or the Note or available at law or in equity.

Sale of the Property.   To the extent permitted by applicable law, Grantor hereby waives any and all right to have the Property marshalled. In exercising its rights and remedies, Lender, to the extent permitted by applicable law, shall be free to sell all or any part of the Property together or separately, in one sale or by separate sales. Lender shall be entitled to bid at any public sale on all or any portion of the Property.

Notice of Sale.   Lender shall give Grantor reasonable notice of the time and place of any public sale of the Personal Property or of the time after which any private sale or other intended disposition of the Personal Property is to be made. Reasonable notice shall mean notice given at least ten (10) days before the time of the sale or disposition. Any sale of the Personal Property may be made in conjunction with any sale of the Real Property.

Election of Remedies.   Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Mortgage, after Grantor’s failure to perform, shall not affect Lender’s right to declare a default and exercise its remedies. Nothing under this Mortgage or otherwise shall be construed so as to limit or restrict the rights and remedies available to Lender following an Event of Default, or in any way to limit or restrict the rights and ability of Lender to proceed directly against Grantor and/or against any other co-maker, guarantor, surety or endorser and/or to proceed against any other collateral directly or indirectly securing the Indebtedness.

Attorneys’ Fees; Expenses.   If Lender institutes any suit or action to enforce any of the terms of this Mortgage, Lender shall be entitled to recover such sum as the court may adjudge reasonable as attorneys’ fees at trial and upon any appeal. Whether or not any court action is involved, and to the extent not prohibited by law, all reasonable expenses Lender incurs that in Lender’s opinion are necessary at any time for the protection of its interest or the enforcement of its rights shall become a part of the Indebtedness payable on demand and shall bear interest at the Note rate from the date of the expenditure until repaid. Expenses covered by this paragraph include, without limitation, however subject to any limits under applicable law, Lender’s attorneys’ fees and Lender’s legal expenses, whether or not there is a lawsuit, including attorneys’ fees and expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services, the cost of searching records, obtaining title reports (including foreclosure reports), surveyors’ reports, and appraisal fees and title insurance, to the extent permitted by applicable law. Grantor also will pay any court costs, in addition to all other sums provided by law.

NOTICES.   To the extent permitted by applicable law, any notice required to be given under this Mortgage, including without limitation any notice of default and any notice of sale shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United

States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Mortgage. All copies of notices of foreclosure from the holder of any lien which has priority over this Mortgage shall be sent to Lender’s address, as shown near the beginning of this Mortgage. Any party may change its address for notices under this Mortgage by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. For notice purposes, Grantor agrees to keep Lender informed at all times of Grantor’s current address. To the extent permitted by applicable law, if there is more than one Grantor, any notice given by Lender to any Grantor is deemed to be notice given to all Grantors.

MISCELLANEOUS PROVISIONS.   The following miscellaneous provisions are a part of this Mortgage:

Amendments.   This Mortgage, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Mortgage. All prior and contemporaneous representations and discussions concerning such matters either are included in this document or do not constitute an aspect of the agreement of the parties. Except as may be specifically set forth in this Mortgage, no conditions precedent or subsequent, of any kind whatsoever, exist with respect to Grantor’s obligations under this Mortgage. No alteration of or amendment to this Mortgage shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Annual Reports.   If the Property is used for purposes other than Grantor’s residence, Grantor shall furnish to Lender, upon request, a certified statement of net operating income received from the Property during Grantor’s previous fiscal year in such form and detail as Lender shall require. “Net operating income” shall mean all cash receipts from the Property less all cash expenditures made in connection with the operation of the Property.

Caption Headings.   Caption headings in this Mortgage are for convenience purposes only and are not to be used to interpret or define the provisions of this Mortgage.

Governing Law.   With respect to procedural matters related to the perfection and enforcement of Lender’s rights against the Property, this Mortgage will be governed by federal law applicable to Lender and to the extent not preempted by federal law, the laws of the State of Oklahoma. In all other respects, this Mortgage will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Missouri without regard to its conflicts of law provisions. However, if there ever is a question about whether any provision of this Mortgage is valid or enforceable, the provision that is questioned will be governed by whichever state or federal law would find the provision to be valid and enforceable. The loan transaction that is evidenced by the Note and this Mortgage has been applied for, considered, approved and made, and all necessary loan documents have been accepted by Lender in the State of Missouri.

Choice of Venue.   If there is a lawsuit, Grantor agrees upon Lender’s request to submit to the jurisdiction of the courts of STODDARD County, State of Missouri.

No Waiver by Lender.   Lender shall not be deemed to have waived any rights under this Mortgage unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Mortgage shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Mortgage. No prior waiver by Lender, nor any course of dealing between Lender and Grantor, shall constitute a waiver of any of Lender’s rights or of any of Grantor’s obligations as to any future transactions. Whenever the consent of Lender is required under this Mortgage, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

Severability.   If a court of competent jurisdiction finds any provision of this Mortgage to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Mortgage. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Mortgage shall not affect the legality, validity or enforceability of any other provision of this Mortgage.

Merger.   There shall be no merger of the interest or estate created by this Mortgage with any other interest or estate in the Property at any time held by or for the benefit of Lender in any capacity, without the written consent of Lender.

Successors and Assigns.   Subject to any limitations stated in this Mortgage on transfer of Grantor’s interest, this Mortgage shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Property becomes vested in a person other than Grantor, Lender, without notice to Grantor, may deal with Grantor’s successors with reference to this Mortgage and the Indebtedness by way of forbearance or extension without releasing Grantor from the obligations of this Mortgage or liability under the Indebtedness.

Time is of the Essence.   Time is of the essence in the performance of this Mortgage.

Waiver of Homestead Exemption.   Grantor hereby releases and waives all rights and benefits of the homestead exemption laws of the State of Oklahoma as to all Indebtedness secured by this Mortgage.

DEFINITIONS.   The following capitalized words and terms shall have the following meanings when used in this Mortgage. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Mortgage shall have the meanings attributed to such terms in the Uniform Commercial Code:

Borrower.   The word “Borrower” means NORTHWEST PROPERTY HOLDINGS, LLC and includes all co-signers and co-makers signing the Note and all their successors and assigns.

Default.   The word “Default” means the Default set forth in this Mortgage in the section titled “Default”.

Environmental Laws.   The words “Environmental Laws” mean any and all state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 (“SARA”), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or other applicable state or federal laws, rules, or regulations adopted pursuant thereto.

Event of Default.   The words “Event of Default” mean any of the events of default set forth in this Mortgage in the events of default section of this Mortgage.

Grantor.   The word “Grantor” means NORTHWEST PROPERTY HOLDINGS, LLC.

Guarantor.   The word “Guarantor” means any guarantor, surety, or accommodation party of any or all of the Indebtedness.

Guaranty.   The word “Guaranty” means the guaranty from Guarantor to Lender, including without limitation a guaranty of all or part of the Note.

Hazardous Substances.   The words “Hazardous Substances” mean materials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled. The words “Hazardous Substances” are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Laws. The term “Hazardous Substances” also includes, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos.

Improvements.   The word “Improvements” means all existing and future improvements, buildings, structures, mobile homes affixed on the Real Property, facilities, additions, replacements and other construction on the Real Property.

Indebtedness.   The word “Indebtedness” means all principal, interest, and other amounts, costs and expenses payable under the Note or Related Documents, together with all renewals of, extensions of, modifications of, consolidations of and substitutions for the Note or Related Documents and any amounts expended or advanced by Lender to discharge Grantor’s obligations or expenses incurred by Lender to enforce Grantor’s obligations under this Mortgage, together with interest on such amounts as provided in this Mortgage.

Lender.   The word “Lender” means FIRST COMMERCIAL BANK, its successors and assigns.

Mortgage.   The word “Mortgage” means this Mortgage between Grantor and Lender.

Note.   The word “Note” means the promissory note dated December 31, 2012, in the original principal amount of $1,501,500.00 from Grantor to Lender, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the promissory note or agreement. The maturity date of this Mortgage is December 31, 2017. NOTICE TO GRANTOR: THE NOTE CONTAINS A VARIABLE INTEREST RATE.

Personal Property.   The words “Personal Property” mean all equipment, fixtures, and other articles of personal property now or hereafter owned by Grantor, and now or hereafter attached or affixed to the Real Property; together with all accessions, parts, and additions to, all replacements of, and all substitutions for, any of such property; and together with all proceeds (including without limitation all insurance proceeds and refunds of premiums) from any sale or other disposition of the Property.

Property.   The word “Property” means collectively the Real Property and the Personal Property.

Real Property.   The words “Real Property” mean the real property, interests and rights, as further described in this Mortgage.

Related Documents.   The words “Related Documents” mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

Rents.   The word “Rents” means all present and future rents, revenues, income, issues, royalties, profits, and other benefits derived from the Property.

GRANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS MORTGAGE, AND GRANTOR AGREES TO ITS TERMS.

GRANTOR:

NORTHWEST PROPERTY HOLDINGS, LLC

By:	/s/ Boyd P Gentry
BOYD P GENTRY, Manager of NORTHWEST PROPERTY HOLDINGS, LLC

LIMITED LIABILITY COMPANY ACKNOWLEDGMENT

STATE OF	[ILLEGIBLE]	)
		)	SS
COUNTY OF	[ILLEGIBLE]	)

Before me, the undersigned, a Notary Public in and for the above County and State, on this 31st day of December , 2012, personally appeared BOYD P GENTRY, Manager of NORTHWEST PROPERTY HOLDINGS, LLC, a member or designated agent of NORTHWEST PROPERTY HOLDINGS, LLC, to me known to be the identical person who executed the Mortgage on behalf of the limited liability company and acknowledged to me that BOYD P GENTRY, Manager of NORTHWEST PROPERTY HOLDINGS, LLC, executed the same Mortgage as his or her free and voluntary act and deed, and as the free and voluntary act and deed of said limited liability company, for the uses and purposes set forth in the Mortgage.

Signed the 31st day of December, 2012.

Kirsten N Parker	/s/ Kirsten N Parker
NOTARY PUBLIC	Notary Public
Gwinnett County, GEORGIA
My Comm. Exp. 4/16/16

My Commission Expires

Loan Number